       As filed with the Securities and Exchange Commission on November 23, 1999
                                                      Registration No. 333-

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              __________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                             COBALT NETWORKS, INC.
            (Exact name of Registrant as specified in its charter)
                              __________________
          Delaware                                              77-0440751
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                               555 Ellis Street
                            Mountain View, CA 94043
                                (650) 623-2500
  (Address, including zip code, of Registrant's principal executive offices)
                              __________________
                1997 Stock Plan (as amended September 1, 1999)
                           1999 Director Option Plan
                       1999 Employee Stock Purchase Plan
                           (Full title of the plan)
                              __________________
                                KENTON D. CHOW
                            Chief Financial Officer
                               555 Ellis Street
                            Mountain View, CA 94043
                                (650) 623-2500
(Name, address, and telephone number, including area code, of agent for service)
                              __________________
                                  Copies to:
                                ROBERT P. LATTA
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                 Proposed Maximum   Proposed Maximum
Title of Each Class of Securities                 Amount to be     Offering Price  Aggregate Offering      Amount of
        to be Registered                           Registered        Per Share           Price         Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 per share par value: To
 be issued under the 1997 Stock Plan (as
 amended September 1, 1999) (1)...............   8,138,479 shares    109.97/(2)/     894,988,535.60/(2)/       $248,806.81
===========================================================================================================================
Common Stock, $0.001 per share par value: To
 be issued under the 1999 Director Option
 Plan (1).....................................   500,000 shares      109.97/(2)/      54,985,000/(2)/         $15,285.83
===========================================================================================================================
Common Stock, $0.001 per share par value: To
 be issued under the 1999 Employee Stock
 Purchase Plan (1)............................  3,750,000 shares     93.48/(3)/      350,550,000/(3)/         $97,452.90
==================================================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 1997 Stock Plan (as amended September 1, 1999), 1999 Director Option Plan, and 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on November 18, 1999.

(3) The exercise price of $93.48 per share, computed in accordance with Rule 457(h), is 85% of the opening price of a share of Common Stock of the Company as reported on the Nasdaq National Market on November 18, 1999, the current enrollment date. Pursuant to the 1999 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the start date of the offering period or at the end of the purchase period.

================================================================================

PART II:  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

          Cobalt Networks, Inc. hereby incorporates by reference in this registration statement the following documents:

          1. The Registrant's prospectus filed pursuant to Rule 424(b) on or about November 5, 1999; and

          2. The description of the common stock contained in the Registrant's Registration Statement on Form 8-A (Registration No. 000-27661) filed on October 14, 1999 under the Securities Exchange Act of 1934, as amended, including any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

          The Registrant has entered into indemnity agreements with certain directors and executive officers. These agreements, among other things, indemnify the directors and executive officers for certain expenses (including attorneys' fees), judgments, fines, and settlement payments incurred by such persons in any action, including any action by or in the right of the Registrant, in connection with the good faith performance of their duties as a director or officer. The indemnification agreements also provide for the advance payment by the Registrant of defense expenses incurred by the director or officer; however, the affected director or officer must undertake to repay such amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified.

Item 7.   Exemption From Registration Claimed
          -----------------------------------

          Not applicable.

Item 8.   Exhibits
          --------

           Exhibit
           Number                             Documents
           ---------------------------------------------------------------------

              4.1* Cobalt Networks, Inc. 1997 Stock Plan (as amended September 1, 1999) and form of agreement thereunder

              4.2* Cobalt Networks, Inc. 1999 Employee Stock Purchase Plan and form of agreement thereunder

              4.3* Cobalt Networks, Inc. 1999 Director Option Plan and form of agreement thereunder

              5.1 Opinion of counsel as to legality of securities being registered

             23.1   Consent of Counsel (contained in Exhibit 5.1)

             23.2   Consent of Independent Accountants

             24.1   Power of Attorney (see page II-7)

           * Incorporated by reference to the Exhibits filed with Cobalt Networks, Inc.'s Registration statement on Form S-1 (Registration No. 333-86759) as declared effective by the SEC on November 4, 1999.

Item 9.    Undertakings
           ------------

           (a) Rule 415 offering

           The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 23rd day of November, 1999.

                                    COBALT NETWORKS, INC.

                                    By: /s/ Stephen W. DeWitt
                                        ----------------------------------------
                                        Stephen W. DeWitt
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen W. DeWitt and Kenton D. Chow, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                    Title                              Date
-----------------------------------------  ---------------------------------------       -------------------
/s/ Stephen W. DeWitt                      President, Chief Executive Officer and        November 23, 1999
-----------------------------------------
Stephen W. DeWitt                          Director (Principal Executive Officer)

/s/ Kenton D. Chow                         Vice President Finance and Chief              November 23, 1999
-----------------------------------------
Kenton D. Chow                             Financial Officer (Principal Financial
                                           and Accounting Officer)

/s/ Gordon A. Campbell                     Chairman of the Board of Directors            November 23, 1999
-----------------------------------------
Gordon A. Campbell

/s/ Jordan A. Levy                         Director                                      November 23, 1999
-----------------------------------------
Jordan A. Levy

/s/ Gary F. Bengier                        Director                                      November 23, 1999
------------------------------------------
Gary F. Bengier

/s/ Stephen J. Luczo                       Director                                      November 23, 1999
-----------------------------------------
Stephen J. Luczo

/s/ Carl F. Pascarella                     Director                                      November 23, 1999
-----------------------------------------
Carl F. Pascarella

/s/ Mark Spagnolo                          Director                                      November 23, 1999
-----------------------------------------
Mark Spagnolo

                             COBALT NETWORKS, INC.

                      REGISTRATION STATEMENT ON FORM S-8
                      ----------------------------------

                               INDEX TO EXHIBITS

   Exhibit
   Number                                     Documents
-----------    -----------------------------------------------------------------

     4.1*      Cobalt Networks, Inc. 1997 Stock Plan (as amended September 1,
               1999) and form of agreement thereunder
     4.2* Cobalt Networks, Inc. 1999 Employee Stock Purchase Plan and form of agreement thereunder
     4.3* Cobalt Networks, Inc. 1999 Director Option Plan and form of agreement thereunder
     5.1       Opinion of counsel as to legality of securities being registered
    23.1       Consent of Counsel (contained in Exhibit 5.1)
    23.2       Consent of Independent Accountants
    24.1       Power of Attorney (see page II-7)

* Incorporated by reference to the Exhibits filed with Cobalt Networks, Inc.'s Registration statement on Form S-1 (Registration No. 333-86759) as declared effective by the SEC on November 4, 1999.